Exhibit 15.1

Onestop Assurance PAC
10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Kaixin Holdings (formerly known as Kaixin Auto Holdings) on Form F-3 (File No. 333-272954, File No. 333-258450) and Form S-8 (File No. 333-233442, File No. 333-256490, File No. 259239, File No.333-265295, File No.333-270487, and File No.333-276443)  of our report dated April 29, 2024, with respect to our audit of the consolidated financial statements of Kaixin Holdings (formerly known as Kaixin Auto Holdings) as of December 31, 2023 and for the years ended December 31, 2023,  which report is included in  this Annual Report on Form 20-F of Kaixin Holdings (formerly known as Kaixin Auto Holdings) for the year ended December 31,  2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore
April 29, 2024